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                                                                    EXHIBIT 23.2

                                ARTHUR ANDERSEN

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Form S-8 Registration Statement No. 333-30267.

                                          /s/ Arthur Andersen LLP

San Francisco, California
March 23, 2000
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                                                                    Exhibit 23.2
                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of LECG, Inc.

We have audited the statements of income, shareholders' equity and cash flows of LECG, Inc. (a California corporation) and subsidiaries for the year ended December 31, 1997, which were audited prior to the restatement (and, therefore, are not presented herein) for the pooling-of-interest as described in Note 3 to the restated financial statements included on pages F-1 - F-14.

We have audited the statements of income, shareholders'equity and cash flows of LECG, Inc. (a California corporation) and subsidiaries as of December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of their operations and their cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                /s/ Arthur Andersen & Co.


San Francisco, California
January 30, 1998